EXHIBIT 99.1

NATIONAL HOLDINGS CORPORATION AND THE OSAGE, LLC ANNOUNCE CLOSING OF INVESTMENT IN BROKER DEALER

The Osage, LLC purchased 24.9% interest in EquityStation, Inc., a broker dealer subsidiary of National Holdings Corporation, for $800,000 with an option to acquire an additional interest for $1,700,000 resulting in a total ownership of 55%

New York, New York, July 27, 2010 -- National Holdings Corporation (OTCBB: NHLD.OB), a full service investment banking company operating through its wholly-owned subsidiaries, reported completion of the sale of a 24.9% interest in its broker dealer subsidiary, EquityStation, Inc. for $800,000 to the Osage, LLC.  In addition, the Osage, LLC has a 12 month option to acquire an additional interest in EquityStation, Inc. to bring their total ownership to 55% for $1,700,000, subject to applicable regulatory approval.

“We are extremely pleased to have developed a strong relationship with the Osage, LLC, the business development arm of the Osage Nation, with the prospect of developing additional joint venture opportunities in the future,” said Leonard J. Sokolow, President and Vice Chairman of National Holdings Corporation. “The strategic opportunity to leverage on the transactions and relationships both parties bring to the table as well as the respective resources makes this a compelling foundation for our relationship.”

“This is a milestone for the Osage Nation to be associated with a growing full service Wall Street firm such as National Holdings and even more so since we share the same vision and entrepreneurial spirit,” said Carol Leese, CEO of Osage, LLC. "A partnership with National Holdings through EquityStation, Inc. and its affiliation with National Holdings’ other subsidiary broker dealers, National Securities Corporation and vFinance Investments, Inc., will give us the opportunity to penetrate capital markets, increase deal flow, and obtain direct access to funding which we expect to lead us to further joint venture opportunities with them."

About the Osage, LLC
On April 8, 2008, a resolution was passed under the Osage Nation Limited Liability Companies Act, by the Osage Nation Congress, to establish a limited liability company, Osage, LLC, to manage business activities separate from the affairs of Tribal Government.  In an effort to enhance and grow the economic development of the Osage Nation, this resolution provided the ability for Osage, LLC to enter into legally-binding contracts and commercial relationships without the need for formal Tribal Government action. Its operating plan calls for success in bringing new revenue sources, wealth building, job creation, and economy for the Osage Nation.

About the Osage Nation
The Osage Nation is a Native American Siouan-language tribe in the United States that originated in the Ohio River valley in present-day Kentucky. Ancestors lived in the area for thousands of years. After years of war with invading Iroquois, the Osage migrated west of the Mississippi River to their historic lands in present-day Arkansas, Missouri, Kansas, and Oklahoma by the mid-17th century. At the height of their power in the early 18th century, the Osages had become the dominant power in their region, controlling the area between the Missouri and Red rivers. They are a federally recognized tribe and based mainly in Osage County, Oklahoma. Members are found throughout the country. For more information, please visit their website at www.osagetribe.com.

About National Holdings Corporation
National Holdings Corporation is a holding company for National Securities Corporation, vFinance Investments, Inc., EquityStation, Inc., National Asset Management, Inc., and National Insurance Corporation. National Securities, vFinance and EquityStation are broker-dealers registered with the SEC, and members of FINRA and SIPC. vFinance is also a member of the NFA. The three principal lines of business of the broker-dealers are offering full service retail brokerage; providing investment banking, merger, acquisition and advisory services to micro, small and mid-cap high growth companies; and trading securities, including making markets in over 4,000 micro and small-cap stock, distributing direct market access platforms, and providing liquidity in the United States Treasury marketplace. National Asset Management is a federally-registered investment advisor. National Insurance provides a full array of fixed insurance products to its clients. For more information, please visit our websites at www.nationalsecurities.com and www.vfinance.com.

Safe Harbor Statements
This release contains forward-looking statements within the meaning of the federal securities laws. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Information on significant potential risks and uncertainties that may also cause differences includes, but is not limited to, those mentioned by National Holdings from time to time in their filings with the SEC. The words “may,” “will,” “believe,” “estimate,” “expect,” “plan,” “intend,” “project,” “anticipate,” “could,” “would,” “should,” “seek,” “continue,” “pursue” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. National Holdings undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may be disclosed from time to time in our SEC filings or otherwise, including the factors discussed in Item 1A, Risk Factors, of our Annual Report on Form 10-K and in or periodic reports on Form 10-Q, and, therefore, readers should not place undue reliance on these forward-looking statements.  Actual results, including, without limitations, the results of National Holdings’ strategic initiatives, may differ significantly than those anticipated in forward looking statements.  National Holdings undertakes no duty to update these forward-looking statements, except as required by law.

CONTACTS:

National Holdings Corporation:
Mark Goldwasser	Leonard J. Sokolow
Chairman and Chief Executive Officer	Vice Chairman and President
Tel: 212-417-8210	Tel: 561-981-1005

Osage, LLC:
Carol Leese
CEO
Tel: 918-582-5633